Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-285466 on Form N-1A of our report dated March 31, 2025, relating to the financial statement of Lazard Japanese Equity ETF of Lazard Active ETF Trust appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the incorporation by reference of our report dated February 26, 2025, relating to the financial statements and financial highlights of Lazard US Systematic Small Cap Equity Portfolio and Lazard International Equity Advantage Portfolio, each a series of The Lazard Funds, Inc., appearing in Form N-CSR of The Lazard Funds, Inc. for the year ended December 31, 2024, and to the references to us under the headings “Financial Highlights” and  “Independent Registered Public Accounting Firm” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

August 1, 2025